INVESTOR RELATIONS AGREEMENT

This Agreement dated for reference the 15th of December 2001 (the "Effective Date").

BETWEEN:

SUN POWER CORPORATION., a company incorporated under the laws of Nevada, having a business office at 112c Longview Drive, Los Alamos NM 87544

(the "Company")

AND:

VENTURE MARKETS CAPITAL CORP., a company incorporated under the laws of British Columbia, having its registered and records office at 980-1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6;

(the "Contractor")

WHEREAS:

A. The common stock of the Company is currently quoted on the National Association of Securities Dealers' over-the-counter bulletin board in the United States;

B. The Company wishes to retain the Contractor to assist with its investor relations and the Contractor has agreed to assist with the investor relations of the Company in accordance with the terms of this agreement (the "Agreement");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Appointment and Authority of the Contractor

1.1 Appointment of the Contractor

The Company appoints the Contractor to perform the services for the benefit of the Company hereinafter set forth, and the Company authorizes the Contractor to exercise the powers provided under this Agreement. The Contractor accepts this appointment on the terms and conditions herein set forth.

1.2 Independent Contractor

In performing the services hereunder, the Contractor shall be:

(a) An independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out his obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide his services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor shall not be entitled to the fringe benefits provided by the Company to its employees; and

(b) Responsible for the management of its employees and without limiting the generality of the foregoing, shall be responsible for payment to the proper authorities of all unemployment insurance premiums, Canada Pension Plan contributions, Worker's Compensation premiums and all other employment expenses for all of the Contractor's employees. The Contractor shall be responsible for deduction and remittance of all income tax due from itself and its employees.

2. Duties of the Contractor

2.1 General

The Contractor shall:

(a) Assist with the investor relations of the Company pursuant to the terms and conditions of this Agreement;

(b) Implement or cause to be implemented decisions of the Company at the instruction of the Company;

(c) At all times, be subject to the direction of the Company and shall keep the Company informed as to all matters concerning his activities;

(d) Meet the performance standards that may be reasonably prescribed by the Company from time to time; and

(e) Subject always to the general or specific instructions and directions of the President or the board of directors (the "Directors") of the Company, have full power and authority to provide investor relations services on behalf of the Company except in respect of such matters and duties as by law must be transacted or performed by the board of directors or senior officers of the Company.

2.2 The Contractor's Activities

The Contractor shall:

(a) Conform to all lawful instructions and directions from time to time given to him by the officers and directors of the Company;

(b) Devote sufficient time and attention to the business and affairs of the Company to fully and properly carry out the services contemplated by this Agreement;

(c) Assist with co-ordinating and disseminating news and information of the Company to the public and to the shareholders of the Company;

(d) Initiate and maintain contact with brokers and brokerage houses to provide them with the news of the Company;

(e) Arrange for the attendance or representation of the Company at conferences of analysts;

(f) Subject to the control and direction of the Company, prepare corporate and product related materials for distribution to brokers, analysts, and investment advisers, and distribute same to brokers, analysts and investment advisors;

(g) Do all such acts and things as may be required to foster a positive reputation of the Company and its securities in the market place;

(h) Notify the Company of any major inquiry, complaint or request made by the general public or any regulatory authority and deliver to the Company copies of any supporting papers received in connection with such inquiry, complaint and request;

(i) Perform any other services or functions reasonably required by the Company and within the general scope of the Contractor's duties as set forth in this Agreement and otherwise operate and manage the promotional activities of the Company in accordance with and as limited by this Agreement;

(j) Perform all other functions relating to promotional activities of the Company as may be customary and usual for the exclusive expert promotion of a company of the size and nature of the Company, in accordance and as limited by this Agreement;

(k) Well and faithfully serve the Company and use his best efforts to promote the interests of the Company; and

(l) Refrain from acting in any manner contrary to the best interests of the Company or contrary to his duties.

2.3 Dissemination of Information

The Contractor:

(a) Shall not disseminate or spread false or misleading information relating to the Company to any person;

(b) Shall disseminate any news and information which is specifically authorized in writing by the Company; and

(c) Will be replying upon information received from the Company, and will so disclose this fact in all communications.

No act or omission by the Company shall act to waive the requirements of this Section 2.3.

2.4 Authority of the Contractor

The Company hereby authorizes the Contractor, subject to the other provisions of this Agreement, to do all acts and things as the Contractor may in his discretion deem necessary or desirable to enable the Contractor to carry out his duties.

2.5 Limitations and Restrictions

The Contractor shall not be entitled to enter into any commitment, contractual or other, binding upon, or pledge the credit of, the Company without the express prior written consent of the President or the directors.

2.6 Impossibility of Performance

If the performance of any duty of the Contractor set forth in this Agreement is beyond the reasonable control of the Contractor, the Contractor shall nonetheless be obliged to use his best efforts to perform such duty and to notify the Company that the performance of such duty is beyond his reasonable control.

2.7 Compliance with Laws

The Contractor agrees that it will perform the services under this Agreement in accordance with all applicable laws including, but not limited to the Securities Exchange Commission Acts of 1933 and 1934, its rules and regulations, and the rules and policies of the NASD Stock Quotation Service and the NASDAQ STOCK EXCHANGE, as applicable.

2.8 Indemnity

The Contractor agrees to indemnify and save the Company harmless with respect to any claim, suit, proceedings or judgment, whether regulatory in nature or brought in a court of competent jurisdiction arising from any breach of this Agreement by the Contractor.

3. Company's Agreements

3.1 Compensation of the Contractor

As compensation for the services rendered by the Contractor pursuant to this agreement, the Company agrees to pay the contractor a fixed monthly fee of $US8000.00 such payments to commence as of the Effective Date of this agreement for the first 6 months and thereafter as agreed.

3.2 The Contractor's Expenses

The Company further agrees to pay the Contractors expenses incurred pursuant to the investor relations program including reasonable disbursements and GST thereon which will include travel and accommodation expenses, outside services, and all other out of pocket expenses incurred by the Contractor in the performance of its obligations pursuant to this Agreement, provided that the Contractor will not incur any single expenditure in excess of US$5,000.00 without obtaining the prior written consent of the Company. The Contractor agrees to provide the Company with support documentation for the disbursements and expenses incurred where procurable. A monthly accounting will be provided of the expenses incurred.

3.3 Access to Company Information

The Company shall make available to the Contractor such information and data and shall permit the Contractor to have access to such documents or premises as are reasonably necessary to enable him to perform the services provided for under this Agreement.

3.4 Indemnity

The Company will indemnify and save harmless the Contractor against any liability to the Contractor resulting from any material misstatements, misrepresentations or omissions in information provided by the Company to the Contractor and utilized by the Contractor in the performance of its services hereunder.

4. Duration of Service

4.1 Effective Date

This Agreement shall commence as of December 15th, the first monthly period being December 15th to January 15th .

4.2 Term

This Agreement shall enure to the benefit of the parties for a period of one year commencing as of the Effective Date , with an option for an additional two years at terms and conditions as mutually agreed upon

4.3 Termination

This Agreement may be terminated by:

(a) The Company, at any time, giving the Contractor written notice of such termination at least 30 days prior to the termination date set forth in that notice;

(b) The Contractor, at any time, giving the Company written notice of such termination at least 30 days prior to the termination date set forth in that notice;

(c) Upon the occurrence of any default by the Contractor, by the Company giving written notice to the Contractor specifying the nature of such default. For the purposes of this Agreement, a default by the Contractor shall be defined as the occurrence of any one or more of the following:

(i) The Contractor fails to perform any of his services in the manner or within the time required herein or commits or permits a breach of or default of any of his duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default; or

(ii) The Company, acting reasonably, determines that the Contractor is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information relating to the Company;

(d) The Company, immediately, without prior notice, if at any time the Contractor while in the performance of his duties:

(i) Commits a material breach of a provision of this Agreement;

(ii) Is unable or unwilling to perform the duties under this Agreement;

(iii) Commits fraud or serious neglect or misconduct in the discharge of his duties hereunder; or

(e) The Contractor, acting reasonably, immediately, upon the failure of the Company to pay the fee as provided for in Section 3.1 above.

4.4 Automatic Termination

If during the term of this Agreement the shares of the Company cease to be quoted, are cease traded or halted by regulatory authorities for a period of more than 30 days, this Agreement will automatically terminate without liability to either party, subject to the option of the Company to continue this Agreement.

4.5 Compensation of the Contractor on Termination

Upon termination of this Agreement, the Contractor shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments. The Company may offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor.

4.6 Renewal of Agreement

The Company may renew this Agreement for a further one-year term by providing the Contractor with written notice of its intention to do so at least 30 days prior to the expiration of the current term, but the Company shall be under no obligation to renew this Agreement.

5. Confidentiality

5.1 Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business and sales contracts, and any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor in the performance of his obligations hereunder (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled, exclusively, to all right, interest, profits or benefits in respect thereof.

5.2 Confidentiality

Except as authorized or required by his duties, the Contractor shall not reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings, or any information concerning the organization, business, finances, transactions or other affairs of the Company of which he becomes aware during the term of this Agreement. The Contractor shall keep secret all confidential information entrusted to him and shall not use or attempt to use this information in any manner which might injure or cause loss, either directly or indirectly, to the Company's business. This restriction shall continue to apply after the termination of this Agreement but shall cease to apply to information, which may come into the public domain, other than as a result of disclosure by the Contractor.

The Contractor shall comply with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information.

5.3 Fiduciary Obligations

Without limiting the generality of the foregoing, during the term of this Agreement, the Contractor shall not act in any manner contrary to the terms of this Agreement, or contrary to the best interests of the Company.

6. Miscellaneous

6.1 Severability

Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court or competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

6.2 Waiver and Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party. The failure of a party to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of the breach or default of the other shall not be construed to waive or limit the need for such consent or approval in any other instance.

6.3 Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the Province of British Columbia and, to the extent that the laws of Delaware govern the Company, by the laws of Delaware.

6.4 Successors, Etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs and successors.

6.5 Assignment

This Agreement may not be assigned to any other party.

6.6 Entire Agreement and Modifications

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the parties.

6.7 Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or 48 hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor as follows:

To the Company:

Sun Power Corporation
414 View Crest Road
Kelowna, B.C. V1W 4J8

To the Contractor:

Venture Markets Capital Corp.
980-1500 West Georgia Street
Vancouver, B.C. V6G 2Z6

Or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.8 Time of the Essence

Time is of the essence.

6.9 Further Assurances

From time to time after the execution of this Agreement, the parties will make, do, execute or cause or permit to be made, done or executed all additional lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.10 Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

6.11 Survival of Indemnities

The indemnities given under this Agreement will survive the termination of this Agreement.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.
SUN POWER CORPORATION Per: Andrew Schwab, President /s/ signed Authorized Signatory	VENTURE MARKETS CAPITAL CORP. Per: Mitchell G. Adam, President /s/ signed Authorized Signatory